CHIMERA INVESTMENT CORPORATION

RESIDENTIAL FOCUS | DIVERSIFIED INCOME

Q1 2026 | INVESTOR PRESENTATION

May 7, 2026

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Disclaimer 2 In this presentation references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward- looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions, including the ongoing conflicts involving the U.S. in the Middle East; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing or borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of March 31, 2026, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution, earnings before taxes, depreciation and amortization, and economic net interest income. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but, should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution and economic net interest income, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera Investment Corp.

We are a fully integrated hybrid mortgage REIT delivering diversified investment and platform solutions across the mortgage product spectrum.

HYBRID INVESTMENT APPROACH	▪ Invests across the spectrum of mortgage products, including residential loans, mortgage securities and servicing rights. ▪ Team expertise and robust infrastructure enable a disciplined approach to delivering value across the residential spectrum.
SCALED MORTGAGE CREDIT PLATFORM	▪ Risk management approach emphasizes asset-level credit risk management. ▪ Data management capabilities and proprietary technologies drive efficiencies in process, risk monitoring and credit decisions.
RESIDENTIAL ORIGINATION	▪ Specialty mortgage lender focused primarily on providing non-QM and investor loan solutions. ▪ National footprint supporting a network of mortgage bankers and brokers.
THIRD-PARTY ASSET & INVESTMENT MANAGEMENT	▪ Bespoke asset management solutions for third-party institutional investors seeking exposure to residential loans. ▪ Manager of private asset-backed credit funds on behalf of institutional allocators.

KEY STATISTICS

As of March 31, 2026

2007	442	$6.6B	$16.0B	$2.5B
Year Founded	Full-Time Professionals	Dividends Declared Since Inception	Total Assets	Shareholders' Equity

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

4

Chimera Investment Corp.

Diverse sources of revenue and synergistic platform capabilities.

Capital investment in technology, growth, & strategic initiatives across platform

PERMANENT CAPITAL INVESTMENT PORTFOLIO		ADVISORY SERVICES & THIRD-PARTY CAPITAL		RESIDENTIAL ORIGINATION	
INVESTMENT INCOME		CAPITAL-LIGHT FEES		LOAN PRODUCTION & DISTRIBUTION	
Liquid	Agency MBS	Advisory Services	Bespoke 3rd party loan solutions	Gain on Sale	Capital market loan sales
Credit	RPL, NQM, RTL, Other				
MSR	Cash flowing asset hedge	Private Funds	Diversified mortgage portfolios	Net Interest Income	Net spread on loans

High-touch credit risk management support to permanent capital portfolio

Manufacturing product for capital market investors, Advisory Services clients & Private Funds

Platform to acquire & own MSRs & expand product capabilities

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 5

Market Summary | *Q1 2026*

Resilient fundamentals tested by emerging risks across artificial intelligence, private credit and the Middle East.

RATES

- Fed policy expectations shifted from 2.5 cuts to start 2026 to a 30% chance of just 1 cut.
- Treasury yields increased across the curve and the 2-year / 10-year flattened 17 basis points.

MORTGAGE RATES

- Treasury yields and volatility pushed mortgage rates 20 to 25 basis points higher.
- Before the onset of the Iran conflict, mortgage rates had dipped to a 3.5-year low of 5.98%.

AGENCY MBS

- Mortgage basis widened 15 basis points to blended Treasuries; 22 basis points to swaps.
- Volatility drove OAS wider with lower coupons outperforming.

STRUCTURED PRODUCTS

- Non-QM AAA spreads ended 15 basis points wider and ranged between 100 and 140.
- Non-QM issuance volume was well subscribed and on pace to double 2025 supply.

HOUSING

- Affordability was improving alongside lower rates before March volatility.
- Home sales remain sluggish reflecting the standoff between high rates and low inventory.

TREASURY YIELDS[1]	12/31/2025	3/31/2026	Q1 Change
2Y Treasury	3.47	3.79	**0.32**
10Y Treasury	4.17	4.32	**0.15**
30Y Treasury	4.84	4.91	**0.07**
MORTGAGE RATES[1]			
30Y FRM (Bankrate)	6.25	6.48	**0.23**
30Y Freddie PMMS	6.18	6.38	**0.20**
30Y FRM (MBA)	6.50	6.76	**0.26**
AGENCY SPREADS[1]			
FN CC 5/10 Tsy Spread	110	125	**15**
FN CC Treasury OAS	18	25	**7**
FN CC Swap OAS	53	65	**12**
RMBS SPREADS[2]			
NQM – AAA	125	140	**15**
RPL AAA (A1)	130	135	**5**
RPL Unrated (A1)	175	200	**25**
CORPORATES[1]			
Inv Grade – Yield	4.81	5.14	**0.33**
Inv Grade – Spread	78	89	**11**
High Yield – Spread	266	317	**51**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 6

Chimera | *Q1 2026 Highlights*

Maintained earnings strength after de-risking in early March and selling $1.2 billion of loans from callable securitizations.

EARNINGS & PERFORMANCE

$0.54	$0.45	$18.34	(4.6%)
EARNINGS AVAILABLE FOR DISTRIBUTION PER SHARE[1]	DIVIDENDS PER SHARE	BOOK VALUE PER SHARE	ECONOMIC RETURN[2]

LIQUIDITY

$476MM	$199MM
CASH	UNENCUMBERED ASSETS

LEVERAGE

5.2x	2.9x
TOTAL LEVERAGE[3]	RECOURSE LEVERAGE

RESIDENTIAL CREDIT REPO FINANCING[4]

$1.0B (54%)	$1.2B (62%)
FLOATING RATE REPO[5] (PERCENTAGE OF TOTAL REPO)	NON-MARK-TO-MARKET REPO[6] (PERCENTAGE OF TOTAL REPO)

RESIDENTIAL ORIGINATION

$11MM	16.8%
EBTDA[7]	EBTDA ROE[7]

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 7

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . EARNINGS AVAILABLE FOR DISTRIBUTION & DIVIDEND COVERAGE (quarterly per share data) 8 Chimera | Dividend Coverage & Sustainability Detailed endnotes are included within the Appendix at the end of this presentation. ▪ Earnings covered dividend in 8 out of the last 9 quarters, averaging 1.10x. ▪ Maintained coverage despite book value volatility, demonstrating earnings resilience. $ 0 .3 3 $ 0 .3 5 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .3 7 $ 0 .4 5 $ 0 .3 6 $ 0 .3 7 $ 0 .3 6 $ 0 .3 7 $ 0 .4 1 $ 0 .3 9 $ 0 .3 7 $ 0 .5 3 $ 0 .5 4109% 106% 97% 100% 111% 105% 100% 143% 120% 0% 20% 40% 60% 80% 100% 120% 140% 160% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Dividends per Share (LHS) Earnings Available for Distribution per Share (LHS) Dividend Coverage (RHS)

Chimera | *Q1 2026 Highlights*

Portfolio re-positioning effort continued with the sale of $1.2 billion of loans providing $195 million of capital for re-deployment.

EAD & DIVIDEND COVERAGE	▪ $0.54 per share quarterly earnings available for distribution. ▪ 120% dividend coverage at $0.45 per share (increase from $0.37 per share, or 22%).
BOOK VALUE	▪ $18.34 book value per share, down 6.9% compared to $19.70 in Q4 2025 with nearly 66% of that decline due to portfolio re-positioning. ▪ Approximately 40% of the net change in book value attributable to redeeming at par $1.0 billion of securitized debt valued at a discount.
RESIDENTIAL ORIGINATION	▪ $884 million of production volume representing a 39% increase versus Q1 2025[1]. ▪ $11 million EBTDA[2] contribution representing a 16.8% EBTDA ROE[2].
RESIDENTIAL CREDIT	▪ Called 8 securitizations and sold $1.2 billion of fully-valued reperforming loans. ▪ Generated approximately $195 million of investable capital with an approximate breakeven ROE of 8%.
AGENCY MBS	▪ Added $1.9 billion in Agency MBS to end quarter with $5.2 billion. Gross of short TBAs and inclusive of forward settling trades. ▪ De-risked on March 3rd in response to geopolitical risk. Ended the quarter with $966 million notional short TBA positions.

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

9

Chimera

Chimera | *Loan Sales from Called Securitizations*

Portfolio optimization aimed at driving sustainable earnings growth.

TRANSACTION OVERVIEW

- Exercised redemption rights on de-levered securitization structures and monetized majority of loans through third-party sales.
- Deployed $195 million of capital into liquid Agency MBS with $15 million increase in estimated annual earnings potential.

PORTFOLIO REPOSITIONING TARGETS

Securitizations	8 deals
Loan Balance[1]	$1.5B
Estimated Breakeven ROE[2]	8%

TRANSACTION SUMMARY

Securitized Debt Redeemed at Par	$1.0B
Loan Balance Sold to 3rd Parties[3]	$1.2B
Capital Released for Reinvestment[4]	$195M

PORTFOLIO IMPACT

Loan Balance Retained[5]	$287M
QoQ Change in Capital Allocated to Legacy Loans[6]	(7%)
Estimated Increase in Annual Earnings[7]	$15M

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 10

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Chimera | Repositioning Portfolio to Unlock Value and Build Diversified Earnings Mix Capital reallocation is improving earnings power. 11 CAPITAL ALLOCATION(1) ESTIMATED LEVERED INVESTMENT YIELD(2) YE 2024 Q4 2025 Q1 2026 YE 2024 Q4 2025 Q1 2026 LOANS(3) 83%  62%  55% 10.8% 11.2% 12.3% AGENCY MBS(4) 4%  15%  21% 11.0% 14.5% 14.9% NON-AGENCY RMBS(5) 14%  10%  10% 11.5% 10.5% 11.1% MSR(6) 0%  1%  2% -- 0.2% 3.2% HOMEXPRESS(7) 0%  11%  12% -- 16.2% 16.8% TOTAL(8) 10.9% 12.0% 13.1% Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 12 HomeXpress | Residential Origination Highlights(1) A leading partner for loan brokers and correspondent lenders across the U.S. QUARTERLY UPDATE ▪ 39% increase in volume versus Q1 2025. ▪ 114 basis points of net origination margin driven in part by production volume seasonality. ▪ Wholesale volumes represented 95% with non-delegated correspondent channel accounting for 5%. PRODUCTION VOLUME ($ in millions) PRODUCT MIX (% of unpaid principal balance) NET ORIGINATION MARGIN (basis points)(2) $635 $840 $881 $1,037 $884 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 39 44 39 38 39 60 54 58 58 57 1 2 3 4 4 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 NQM Investor QM 168 131 177 135 114 0 20 40 60 80 100 120 140 160 180 200 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Detailed endnotes are included within the Appendix at the end of this presentation.

Investment Portfolio | *March 31, 2026*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior	840,273	356,617	485,611	5.7%	20.9%	65,034	65,034	65,035[3]	2.6%	255,261	165,315
Subordinated	401,798	181,750	195,348	3.9%	9.1%	-	-	-	-	128,430	66,918
Interest-only	2,377,673	144,375	75,096	1.0%	4.0%	-	-	-	-	18,292	56,804
TOTAL NON-AGENCY RMBS	**3,619,744**	**682,742**	**756,055**	**4.2%**	**14.2%**	**65,034**	**65,034**	**65,035**	**2.6%**	**401,983**	**289,037**
AGENCY RMBS											
Agency CMO	310,288	310,069	311,751	4.8%	4.9%	-	-	-	-	304,744	7,007
Pass-through[4]	4,264,997	4,239,083	4,257,785	5.2%	5.3%	-	-	-	-	4,093,372	164,413
Interest-only	364,411	18,249	14,385	0.8%	5.4%	-	-	-	-	-	14,385
TOTAL AGENCY RMBS	**4,939,696**	**4,567,401**	**4,583,921**	**5.2%**	**5.3%**	-	-	-	-	**4,398,116**	**185,805**
AGENCY CMBS											
Project loans	39,680	40,280	35,484	3.4%	3.3%	-	-	-	-	30,133	5,351
Interest-only	122,454	3,169	2,495	0.7%	13.1%	-	-	-	-	1,128	1,367
TOTAL AGENCY CMBS	**162,134**	**43,449**	**37,979**	**3.2%**	**4.0%**	-	-	-	-	**31,261**	**6,718**
LOANS HELD FOR INVESTMENT											
Re-performing loans	7,443,218	7,282,256	7,277,897	5.4%	5.5%	5,287,164	5,190,339	4,934,875	3.8%	1,167,156	1,175,866
Prime loans	380,889	346,689	356,524	4.3%	5.9%	3,852	3,467	3,810	7.4%	291,830	60,884
Investor loans	540,255	552,035	560,688	7.5%	7.0%	486,660	486,867	491,506	6.6%	18,673	50,509
Residential Transition Loans	62,051	61,384	59,137	8.4%	7.5%	-	-		-	48,786	10,351
TOTAL LOANS HELD FOR INVESTMENT	**8,426,413**	**8,242,364**	**8,254,246**	**5.5%**	**5.7%**	**5,777,676**	**5,680,673**	**5,430,191**	**4.0%**	**1,526,445**	**1,297,610**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables	38,221	-	39,773	-	-	-	-	-	-	-	39,773
TOTAL MSR	**38,221**	-	**39,773**	-	-	-	-	-	-	-	**39,773**
TOTAL INVESTMENT PORTFOLIO	**17,186,208**	**13,535,956**	**13,671,974**			**5,842,710**	**5,745,707**	**5,495,226**		**6,357,805**	**1,818,942**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

13

Agency Pass-Throughs[1] | *Portfolio Overview*

QUARTERLY UPDATE

- Added $1.9 billion in Agency pass-throughs, with $608 million settling in Q2 2026.
- Leverage increased from 7.4x to 7.5x while maintaining key risk sensitivities within established limits.
- 13% - 15% run rate levered returns.
- Ended the quarter with $966 million notional of short TBA derivatives.

AGENCY PASS-THROUGH PORTFOLIO[1]

COUPON	NOTIONAL ($MM)	FAIR VALUE ($MM)	% OF TOTAL	EQUITY BUFFER [3] ($MM)	REPO ($MM)	PORTFOLIO EQUITY ($MM)	PORTFOLIO LEVERAGE (DEBT/EQUITY)	3M ACTUAL CPR [4]	3M GENERIC CPR [4]
2.0%	13	10	0.2	2	10	2	6.1	8.0	3.6
3.0%	190	168	3.4	8	162	14	11.5	4.8	5.0
3.5%	52	47	1.0	6	45	9	5.3	10.4	5.7
4.0%	396	375	7.7	27	361	41	8.9	4.5	3.8
4.5%	300	290	6.0	30	279	40	6.9	3.7	0.6
5.0%	1,261	1,248	25.6	90	1,195	143	6.3	3.1	1.7
5.5%	1,217	1,230	25.3	89	1,187	132	9.0	11.0	3.5
6.0%	1,320	1,348	27.7	29	1,289	88	7.0	22.0	38.0
6.5%	143	148	3.0	17	141	24	5.8	23.0	46.5
TOTAL	**4,892**	**4,864**	**100**	**298**	**4,670**	**493**	**7.5**		

AGENCY HEDGES[2]

SWAP TENOR (YEARS)	NOTIONAL ($MM)	WEIGHTED AVERAGE FIXED PAY RATE
≤ 5	2,430	3.5%
> 5 to ≤ 10	721	3.6%
> 10 to ≤ 20	510	4.0%
> 20	75	3.9%
TOTAL	**3,736**	**3.6%**

TBA DERIVATIVES (COUPON)	LONG / SHORT	NOTIONAL ($MM)
5.0%	Short	(304)
6.0%	Short	(662)
TOTAL		**(966)**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

14

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 15 Agency Pass-Throughs(1) | Portfolio Interest Rate & Spread Sensitivities(2) QUARTERLY UPDATE ▪ $3.7 billion in notional swap derivatives used to hedge interest rate risk in Agency pass-through portfolio. ▪ $966 million notional of short TBA derivatives at quarter end used for rapid deployment of risk management activities. ▪ Model estimates of interest rate and spread sensitivities depicted below. Detailed endnotes are included within the Appendix at the end of this presentation. INTEREST RATE SENSITIVITY(2) SPREAD SENSITIVITY(2) INTEREST RATE CHANGE (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (75) (0.6%) (5.5%) (50) (0.2%) (2.4%) (25) (0.1%) (0.6%) -- -- -- 25 0.0% (0.4%) 50 (0.2%) (1.7%) 75 (0.4%) (3.8%) CHANGE IN SPREAD (basis points) ESTIMATED CHANGE IN AGENCY PORTFOLIO MARKET VALUE ESTIMATED CHANGE IN AGENCY PORTFOLIO EQUITY (50) 2.1% 20.4% (20) 0.8% 8.2% (10) 0.4% 4.1% -- -- -- 10 (0.4%) (4.1%) 20 (0.8%) (8.2%) 50 (2.1%) (20.4%)

Residential Credit | *Q1 2026 Portfolio Summary*

OVERVIEW

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize loans (long-term non-recourse financing) and retain subordinate and interest-only securities along with call rights.
- Re-performing loans comprise 88% of the loan portfolio (by principal balance) and generate consistent cash flows and low convexity.

KEY LOAN STATISTICS(1)	RE-PERFORMING LOANS (RPL)	PRIME JUMBO	INVESTOR LOANS (DSCR)	RESIDENTIAL TRANSITION LOANS	TOTAL LOAN PORTFOLIO
Current Unpaid Principal Balance (UPB)	$7.4 Billion	$375.6 Million	$540.3 Million	$61.9 Million	**$8.4 Billion**
% of Total Loan Portfolio	88%	4%	6%	1%	**100%**
Total Number of Loans	75,264	386	2,574	57	**78,281**
Weighted Average Loan Size	$99K	$973K	$210K	$1,086K	**$108K**
Weighted Average Interest Rate	5.81%	4.27%	7.44%	8.25%	**5.87%**
Weighted Average Borrower Credit Score	661	754	746	719	**672**
Weighted Average Loan Age	220 Months	44 Months	30 Months	35 Months	**199 Months**
Weighted Average Loan Terms(2)	455 Months	361 Months	360 Months	32 Months	**441 Months**
Weighted Average Remaining Term	235 Months	317 Months	330 Months	11 Months	**243 Months**
Weighted Average Original Loan-to-Value (LTV)	77%	89%	66%	LTC - 64%(3)	**77%**(5)
Amortized Loan-to-Value (LTV)	61%	76%	64%	LTARV - 81%(4)	**62%**(5)
HPI Updated Loan-to-Value (LTV)	38%	76%	60%	65%	**41%**
60+ Days Delinquent	9.2%	1.2%	6.2%	$31.6 Million	**9.5%**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change. 16

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 17 RE-PERFORMING LOANS (RPL) (% of Total Loan Balance) INVESTOR LOANS (DSCR) (% of Total Loan Balance) PRIME JUMBO LOANS (% of Total Loan Balance) RESIDENTIAL TRANSITION LOANS ($ Millions) Residential Credit | Delinquency Experience RPL delinquencies reflect Q1 2026 loan sale activity while Investor Loan (DSCR) portfolio has been increasing alongside seasoning curve. 60+ DAY DELINQUENCY EXPERIENCE(1) 0.0 1.3 2.6 3.9 5.2 6.5 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 0.0 0.3 0.6 0.9 1.2 1.5 D ec -2 2 M ar -2 3 Ju n- 23 S e p -2 3 D ec -2 3 M ar -2 4 Ju n- 24 S e p -2 4 D ec -2 4 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Detailed endnotes are included within the Appendix at the end of this presentation. 6.0 7.0 8.0 9.0 10.0 D e c- 22 M ar -2 3 Ju n- 23 S ep -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S ep -2 5 D e c- 25 M ar -2 6 12 22 32 42 52 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 18 Residential Credit | Prepayment Experience RPL and DSCR prepayments remained relatively flat in Q1 2026; while Prime Jumbo prepayment activity decreased materially. RE-PERFORMING LOANS (RPL) INVESTOR LOANS (DSCR) PRIME JUMBO LOANS 0 3 6 9 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 0 2 4 6 8 10 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 PREPAYMENT EXPERIENCE (ANNUALIZED %)(1) 0 5 10 15 20 D e c- 22 M ar -2 3 Ju n- 23 S e p -2 3 D e c- 23 M ar -2 4 Ju n- 24 S e p -2 4 D e c- 24 M ar -2 5 Ju n- 25 S e p -2 5 D e c- 25 M ar -2 6 Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 19 $728MM $205MM $114MM FLOATING NON-MTM $155MM CAPPED FLOATING LIMITED MTM $726MM FLOATING MTM FLOATING LIMITED MTM FIXED NON-MTM $1,928MM SECURED RECOURSE FINANCING Q1 2025 EXPECTED REPO MATURITIES ($ MILLIONS) HEDGE TYPE NOTIONAL ($ MILLIONS) WAVG PAY-FIXED OR STRIKE RATE WAVG OPTION EXPIRY WAVG MATURITY Swap Futures 50 4.00% -- March 2027 Interest Rate Caps 1,600 3.41% -- Oct 2027 TOTAL 1,650 RESIDENTIAL CREDIT HEDGES REPO MATURITIES ($ MILLIONS) $1,200MM NON-MTM & LIMITED MTM (62%) $1,047MM FLOATING RATE (54%)(2) Detailed endnotes are included within the Appendix at the end of this presentation. $521 $154 $53 $228 $132 $127 $421 $292 $749 $281 $606 $292 $0 $100 $200 $300 $400 $500 $600 $700 $800 0-3 Months 3-6 Months 6-12 Months 12 Months+ Mark-to-Market (MTM) Limited MTM Non-MTM Residential Credit | Secured Recourse Funding(1) Funding strategically diversified across counterparties, tenors, rate structures and liquidity requirement structures.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 20 Mortgage Servicing Rights Financing Receivables (“MSRs”)(1) We believe MSRs provide predictable cash flows and are a natural hedge within Chimera’s portfolio. MSR PORTFOLIO CHARACTERISTICS & VALUATION MULTIPLE As of March 31, 2026 QUARTERLY UPDATE ▪ Mortgage rates increased 23 basis points to 6.48% during the quarter. ▪ 3-month average prepayments decreased to 7.6% during quarter from 8.0% in Q4 2025. ▪ Valuation multiple increased 0.2x due to higher forward curves and slightly lower interest rates as higher rate loans payoff. UNPAID BALANCE LOAN COUNT WAVG NOTE RATE 3M CPR $6.0B 27.9K 4.0% 7.6% WAVG CREDIT SCORE LOAN-TO- VALUE 60+ DAYS DELINQUENT VALUATION MULTIPLE 739 68.5% 1.4% 5.9X 0.4% 2.8% 21.8% 17.8% 20.5% 6.8% 8.3% 5.6% 6.1% 2.7% 0.1% 4.6% 2.5% <2% 2% -2 .5% 2. 5% -3% 3% -3 .5% 3. 5% -4% 4% -4 .5% 4. 5% -5% 5% -5 .5% 5. 5% -6% 6% -6 .3% 6 .3% -6 .5% 6 .5% -7% >7 % NOTE RATE DISTRIBUTION As of March 31, 2026 30-Year Fixed Mortgage Rate = 6.48% Detailed endnotes are included within the Appendix at the end of this presentation.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Third-Party Asset Management Highlights Chimera’s third-party asset management business provides advisory and transaction execution services for mortgage loan investors. 21 LOANS UNDER MANAGEMENT ($ Billions)(1) TRANSACTION VOLUME BY UNPAID BALANCE ($ Billions)(1) EXPERTISE BY ASSET TYPE(1)(2) INCEPTION-TO-DATE Re-Performing Loans ✓ Non-Performing Loans ✓ Non-QM ✓ Residential Transition Loans ✓ International Residential Loans ✓ Home Equity Products ✓ Single Family Rental ✓ $24.5 $25.5 $26.6 $26.6 $26.4 $23 $24 $25 $26 $27 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 $5.8 $5.1 $5.2 $6.4 $3.5 $0 $1 $2 $3 $4 $5 $6 $7 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Detailed endnotes are included within the Appendix at the end of this presentation. QUATERLY UPDATE ▪ Payoffs and client purchase volumes are key drivers of advisory activities. ▪ Loans under management were nominally flat at $26.4 billion. ▪ Client acquisition pace slowed in Q1 influencing transaction volumes.

Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Quarterly Financial Metrics 23 Detailed endnotes are included within the Appendix at the end of this presentation. $1.77 $0.17 ($0.27) $0.08 ($0.78) Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 $0.41 $0.39 $0.37 $0.53 $0.54 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 $21.17 $20.91 $20.24 $19.70 $18.34 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 GAAP Earnings Per Share Earnings Available for Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) 1.2x 1.8x 2.0x 2.4x 2.9x Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 $253 $250 $491 $279 $476 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 $444 $311 $261 $249 $199 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings Available for Distribution 24 Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income (loss) excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles, depreciation and impairment expenses, net of any tax impact (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments. Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholders’ equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We may hold long and/or short positions in TBA securities through transactions commonly referred to as “dollar roll” transactions. Under U.S. GAAP, these transactions are accounted for as derivatives and are carried at fair value. Changes in the fair value of TBA positions consist of two components: (i) drop income (expense) and (ii) mark-to-market adjustments. For financial statement presentation purposes, drop income (expense) is reported within Periodic interest on derivatives, net, while mark-to-market adjustments are reported within Net unrealized gains (losses) on derivatives. Together with any realized gains and losses, these amounts are included in Net gains (losses) on derivatives in our Consolidated Statements of Operations. Management includes drop income (expense) in EAD because it views drop income (expense) as the economic equivalent of net interest income on the underlying Agency securities, reflecting the difference between the implied interest earned and the implied financing cost over the period from trade date to settlement date. This treatment is consistent with how management evaluates the Company’s investment performance and how we believe our investors analyze our investment performance. We view Earnings available for distribution as one measure of our investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(dollars in thousands, except per share data)				
GAAP net income (loss) available to common stockholders	$(65,007)	$6,501	$(21,997)	$14,024	$145,940
Adjustments [1]:					
Net unrealized (gains) losses on financial instruments at fair value	37,536	17,138	36,995	(6,971)	(128,895)
Net realized (gains) losses on sales of investments	40,428	23,268	(1,991)	1,915	—
Gain (loss) on extinguishment of debt	38,858	(20)	—	—	(2,122)
Increase in provision for credit losses	2,824	5,322	2,587	4,409	3,387
Net unrealized (gains) losses on derivatives	(18,150)	(27,303)	7,907	2,554	6,469
Realized (gains) losses on derivatives	(2,870)	17,495	(2,015)	17,954	(82)
Transaction expenses	98	625	9,931	390	5,688
Stock Compensation expense for retirement eligible awards	2,023	(449)	(506)	(501)	1,432
Depreciation, amortization, and impairment expense [2]	9,649	4,332	948	949	951
HomeXpress acquisition intangible amortization tax impact [3]	(863)	(837)	—	—	—
Non-cash imputed compensation related to business acquisition	341	341	341	341	341
Other investment (gains) losses	910	(1,252)	(1,945)	(2,953)	417
Earnings available for distribution	**$45,777**	**$45,161**	**$30,255**	**$32,111**	**$33,526**
GAAP net income (loss) per diluted common share	**$(0.78)**	**$0.08**	**$(0.27)**	**$0.17**	**$1.77**
Earnings available for distribution per adjusted diluted common share	**$0.54**	**$0.53**	**$0.37**	**$0.39**	**$0.41**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

25

Residential Origination Segment | *Earnings Before Taxes, Depreciation and Amortization*

In managing our Residential Origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. In our current model where we sell all the loans we originate and purchase from correspondents on a servicing-released basis, the economics are driven by origination income and loan sale activity, net and personnel-based costs. EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

	For the Quarter Ended March 31, 2026 (dollars in thousands)
	Residential Origination
Net income available to common shareholders	**$ 7,975**
Adjustments:	
Income tax expense	42
Amortization of intangibles and depreciation expenses	3,427
Earnings Before Taxes, Depreciation and Amortization	**$ 11,444**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

26

Investment Portfolio Segment | *Economic Net Interest Income*

Our Economic net interest income for our Investment Portfolio Segment is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives, interest income from Residential Origination segment and interest income from investment in MSR financing receivables, and excludes interest earned on cash and interest expense from Residential Origination segment. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, Interest rate caps and Swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	Interest Income on Mortgage Loan Origination	Other [1]	Economic Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net & Interest Expense on Mortgage Loan Origination	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other [1]	Net Interest Income on Mortgage Loan Origination	Economic Net Interest Income
For the Quarter Ended March 31, 2026	$219,295	$(13,706)	$(472)	$205,117	$144,293	$(11,958)	$132,335	$75,002	$1,834	$(472)	$(3,582)	$72,782
For the Quarter Ended December 31, 2025	$220,328	$(12,355)	$(3,540)	$204,433	$154,150	$(15,101)	$139,049	$66,178	$5,422	$(3,540)	$(2,676)	$65,384
For the Quarter Ended September 30, 2025	$209,100	$—	$(2,204)	$206,896	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$—	$68,558
For the Quarter Ended June 30, 2025	$201,297	$—	$(2,002)	$199,295	$135,287	$(5,067)	$130,220	$66,010	$5,067	$(2,002)	$—	$69,075
For the Quarter Ended March 31, 2025	$190,616	$—	$(1,050)	$189,566	$121,397	$(4,135)	$117,262	$69,219	$4,135	$(1,050)	$—	$72,304

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.
27

Net Interest Spread[1]

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

(dollars in thousands)	For the Quarters Ended								
	March 31, 2026			December 31, 2025			March 31, 2025		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:									
Interest-earning assets [1][4]:									
Agency RMBS [3]	$3,658,521	$43,775	5.2%	$2,975,920	$40,159	5.4%	$627,478	$7,158	5.6%
Agency CMBS	40,251	415	4.1%	40,391	417	4.1%	41,607	548	5.3%
Non-Agency RMBS [3]	699,370	24,225	13.8%	763,957	24,735	12.9%	987,344	28,269	11.5%
Loans held for investment	9,308,041	134,391	5.8%	10,027,070	139,102	5.5%	11,091,882	153,591	5.5%
MSR[5]	38,221	2,311	3.2%	38,221	20	0.2%	N/A	N/A	N/A
Total	$13,744,404	$205,117	6.0%	$13,845,559	$204,433	5.9%	$12,748,311	$189,566	5.9%
Liabilities and stockholders' equity:									
Interest-bearing liabilities [2][4]:									
Secured financing agreements collateralized by:									
Agency RMBS [3]	$3,827,937	$29,723	3.7%	$2,913,324	$27,523	4.3%	$487,288	$4,730	4.6%
Agency CMBS	31,182	299	3.8%	30,899	329	4.3%	29,972	338	4.5%
Non-Agency RMBS [3]	463,374	6,043	5.2%	491,472	6,217	5.1%	647,628	9,569	5.9%
Loans held for investment	1,457,771	24,423	6.7%	1,533,349	26,141	6.8%	1,828,760	27,450	6.0%
Securitized Debt	6,621,547	65,482	4.0%	7,177,468	72,474	4.0%	7,636,038	71,701	3.8%
Long Term Debt [3]	259,750	6,365	9.8%	259,750	6,365	9.8%	139,750	3,474	9.9%
Total	$12,661,561	$132,335	4.2%	$12,406,262	$139,049	4.5%	$10,769,436	$117,262	4.4%
Economic net interest income/net interest rate spread		$72,782	1.8%		$65,384	1.4%		$72,304	1.5%
Net interest-earning assets/net interest margin	$1,082,843		2.1%	$1,439,297		1.9%	$1,978,875		2.3%
Ratio of interest-earning assets to interest bearing liabilities	1.09			1.12			1.18		

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

28

Investment Portfolio | *December 31, 2025*[1]

(DOLLARS IN THOUSANDS)	PRINCIPAL OR NOTIONAL VALUE ($)	AMORTIZED COST ($)	FAIR VALUE ($)	WEIGHTED AVERAGE COUPON	WEIGHTED AVERAGE BOOK YIELD AT PERIOD-END	SECURITIZED DEBT CURRENT FACE ($)	SECURITIZED DEBT AMORTIZED COST ($)	SECURITIZED DEBT FAIR VALUE ($)	SECURITIZED DEBT BOOK YIELD	SECURED FINANCING AGREEMENTS ($)	NET ASSETS ($)
NON-AGENCY RMBS[2]											
Senior	852,887	364,833	505,004	5.7%	20.3%	109,785	66,579	66,579[3]	2.6%	264,780	173,645
Subordinated	453,269	222,053	233,315	4.2%	9.3%					143,823	89,492
Interest-only	2,428,976	146,461	78,961	0.8%	4.4%					18,613	60,348
TOTAL NON-AGENCY RMBS	**3,735,132**	**733,347**	**817,280**	**4.3%**	**13.8%**	**109,785**	**66,579**	**66,579**	**2.6%**	**427,216**	**323,485**
AGENCY RMBS											
Agency CMO	330,871	330,685	331,909	5.1%	5.1%					318,961	12,948
Pass-through[4]	3,096,299	3,027,795	3,081,573	5.0%	5.3%					2,938,314	143,259
Interest-only	367,866	18,637	14,867	0.6%	6.5%						14,867
TOTAL AGENCY RMBS	**3,795,036**	**3,377,117**	**3,428,349**	**4.9%**	**5.3%**					**3,257,275**	**171,074**
AGENCY CMBS											
Project loans	39,693	40,295	32,539	3.4%	3.3%					29,719	2,820
Interest-only	123,375	3,295	2,597	0.7%	13.0%					1,199	1,398
TOTAL AGENCY CMBS	**163,068**	**43,590**	**35,136**	**3.2%**	**4.1%**					**30,918**	**4,218**
LOANS HELD FOR INVESTMENT											
Re-performing loans	8,946,869	8,755,845	8,786,721	5.2%	5.5%	6,561,912	6,421,080	6,193,941	3.9%	1,130,072	1,462,708
Prime loans	386,617	351,462	365,335	4.3%	5.9%	3,909	3,515	3,907	7.2%	298,663	62,765
Investor loans	569,775	581,801	593,690	7.5%	7.1%	516,136	516,087	523,453	6.6%	18,728	51,509
Residential Transition Loans	85,339	84,911	82,307	8.4%	9.0%	-	-			66,584	15,724
TOTAL LOANS HELD FOR INVESTMENT	**9,988,601**	**9,774,018**	**9,828,054**	**5.4%**	**5.7%**	**7,081,957**	**6,940,683**	**6,721,301**	**4.1%**	**1,514,046**	**1,592,706**
MORTGAGE SERVICING RIGHTS											
Interest in MSR financing receivables	38,221	-	37,294								37,294
TOTAL MSR	**38,221**		**37,294**								**37,294**
TOTAL INVESTMENT PORTFOLIO	**17,720,057**	**13,928,072**	**14,146,113**			**7,191,742**	**7,007,262**	**6,787,880**		**5,229,455**	**2,128,778**

Detailed endnotes are included within the Appendix at the end of this presentation.

CHIMERA | Information unaudited, estimated, and subject to change.

29

Consolidated Loan Securitizations

		ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		
VINTAGE	DEAL	TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2025	CIM 2025-R1	391,790	333,021	58,769	366,345	300,431	58,731	5.00%	6.18%	Mar-27
2025	CIM 2025-NR1	254,432	184,463	69,969	218,309	146,607	62,497	5.00%	6.12%	Currently Callable
2025	CIM 2025-I1	287,674	275,735	11,939	232,556	205,921	11,939	5.97%	7.80%	Feb-28
2024	CIM 2024-R1	468,148	351,813	116,335	389,487	328,151	38,375	4.83%	5.56%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	168,309	138,635	23,019	6.71%	7.06%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	304,121	262,198	34,572	5.02%	5.61%	Apr-28
2023	CIM 2023-I1	236,161	205,578	30,583	168,911	142,104	18,586	6.44%	7.34%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	334,536	242,716	82,347	5.50%	6.23%	Mar-28
2022	CIM 2022-R3	369,891	327,168	42,723	256,119	221,124	29,105	4.57%	5.41%	Sep-27
2022	CIM 2022-R2	508,202	440,865	67,337	370,635	318,231	47,675	3.83%	4.74%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	222,420	200,399	17,639	3.13%	4.50%	Feb-27
2021	CIM 2021-R6	353,797	336,284	17,513	168,549	147,732	11,852	1.86%	5.69%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	292,613	220,130	66,644	2.00%	5.56%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	285,349	196,263	80,774	2.00%	6.52%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	401,343	259,453	127,388	1.95%	6.63%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	606,625	357,366	222,684	2.07%	6.99%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	912,171	566,869	313,040	1.94%	7.21%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	317,620	221,040	89,177	2.43%	6.04%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	229,214	141,570	82,545	2.25%	5.32%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	142,540	84,016	56,613	3.22%	5.45%	Clean-up Call
2020	CIM 2020-R2	492,347	416,761	75,586	262,474	200,727	56,306	2.73%	4.31%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	216,096	141,049	71,293	2.91%	5.82%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	681,955	468,610	189,826	3.50%	4.46%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	136,087	87,466	44,347	3.73%	5.75%	Clean-up Call
2019	CIM 2019-R2	464,327	358,172	106,155	252,388	175,017	73,292	3.52%	5.38%	Clean-up Call
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	5,313	3,852	1,361	6.01%	6.02%	Do Not Hold Call Rights
		$14,639,467	$12,282,673	$2,356,794	$7,942,085	$5,777,676	$1,911,627	3.56%	5.97%	

CHIMERA | Information unaudited, estimated, and subject to change.
30

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #4 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. Slide #6 1. Sourced from Bloomberg. 2. RMBS spreads sourced from Wells Fargo and Bank of America research. Slide #7 1. Earnings available for distribution per share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations 2. Economic return represents the quarter-over-quarter change in book value plus dividends per common share declared divided by the beginning book value per share. 3. Total leverage includes the sum of secured financing agreements, securitized debt collateralized by Non- Agency RMBS, securitized debt at fair value collateralized by loans held for investment and long-term debt all divided by total shareholders' equity. 4. Residential Credit repo financing excludes (i) Agency Pass-Throughs, Agency CMOs, Agency CMBS, legacy Agency interest only securities, and (ii) warehouse lines of credit and repurchase facility obligations related to the Residential Origination (HomeXpress) segment. 5. Floating rate repurchase agreements excludes capped floating rate facility of $155 million. 6. Non-mark-to-market repo includes financings that have margin holidays or limited mark-to-market features. 7. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #9 1. Reflects HomeXpress standalone results in Q1 2025. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results for that date. 2. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. Slide #10 1. Represents the unpaid principal balance of loans collateralizing the redeemed securitizations. 2. Estimated breakeven return on equity represents the return required on redeployed capital to maintain current estimated annual earnings. 3. Represents the unpaid principal balance of the loans sold to third parties. 4. Net cash released from the redemptions of securitized transactions, sale of loans, satisfaction of secured financing and other ancillary transaction-related costs. 5. Represents the unpaid principal balance of the loans retained for investment. 6. Represents the change in capital allocated to residential loans using management’s internal estimate that includes capital allocated to the Residential Origination segment. 7. Estimated increase in annual earnings reflects the expected incremental annual earnings generated from the reinvestment of transaction proceeds at an assumed 13% return on capital. Slide #11 1. Represents management’s internal estimates with respect to capital allocated across the Investment Portfolio and includes capital allocated to Residential Origination. 2. Estimated annualized pre-tax return on equity capital allocated to Investment Portfolio investments and Residential Origination based upon management’s earnings and capital allocation estimates. 3. Estimated earnings related to loans held for investment are derived from book yields. 4. Agency MBS allocation and estimated pre-tax return on equity includes the effect of carry on hedges, the Equity Buffer which among other things, includes initial cash margin held by derivative counterparties and cash reserves allocated to the Agency MBS investments. 5. For this table, the Non-Agency RMBS estimated levered investment yields use the market yields for the securities, provided however, GAAP income is recognized using the related amortized cost and book yields. 6. Income related to Interests in MSR financing receivables is recognized on a cash basis net of amortization.. 7. Residential Origination estimated pre-tax return on equity uses EBTDA ROE. EBTDA, or earnings before taxes, depreciation and amortization, is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. EBTDA ROE, or return on equity, represents the EBTDA divided by the Company’s initial capital investment of $272 million, annualized. 8. Total estimated levered investment yields equal the sum of the weighted average yields by product category. Slide #12 1. HomeXpress was acquired on October 1, 2025 and is not included in Chimera’s consolidated results for periods prior to Q4 2025. Any data prior to Q4 2025 reflects HomeXpress standalone results. 2. Net origination margin represents the origination revenue less the cost to originate, expressed in basis points of funded loan volume. Origination revenue equals any premiums realized from loan sales, mark-to-market changes of loans held for sale, and loan origination income net of realized gains and losses from hedging, and net interest income. Cost to originate includes direct loan origination costs, net, compensation, payroll taxes and benefits, and general and administrative expenses. Endnotes 31

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #13 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency Pass-through net assets excludes cash reserves and other cash amounts allocated to the investments, including but not limited to initial margin related to our interest rate hedges allocated to the Agency MBS portfolio. Slide #14 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Excludes derivatives and hedges allocated to the Residential Credit portfolio and Residential Origination segment. 3. Equity Buffer includes initial cash margin held by derivative counterparties and cash reserves and other cash allocated to the Agency MBS portfolio. 4. 3-month average annualized prepayment rate (“CPR”) for (i) the active Agency Pass-Through portfolio as of the end of the quarter excludes bonds that have yet to produce three months of prepayment data, and (ii) generic CPR is estimated by Bloomberg based on prepayment speeds of bonds with similar characteristics, such as age and coupon. CPR is sourced from Bloomberg. Slide #15 1. Agency Pass-Throughs (i) excludes Agency CMOs, Agency CMBS, and legacy Agency interest only securities, and (ii) includes forward settling transactions, if applicable. 2. Interest rate and spread sensitivities derived using models licensed from third parties with internally derived inputs. Actual results may differ materially from projected estimates. Slide #16 1. Data is sourced from trustee reports, servicers, Bloomberg and Intex. 2. Weighted Average Loan Term is based on the most recent maturity date of the loan that includes any loan modifications or extension of the maturity date, in each case calculated from the related loan’s first payment date. 3. For Residential Transition Loans, LTC is loan-to-cost, or the total loan amount as a percent of the house value at the time of purchase plus all budgeted improvements. 4. For Residential Transition Loans, LTARV is loan-to-after repair value, or the total loan amount as a percent of the estimated property value after the completion of all planned and budgeted improvements. 5. Total Loan Portfolio Weighted Average Original Loan-to-Value (LTV) and Amortized Loan-to-Value (LTV) excludes the LTC and LTARV related to the Residential Transition Loans. Slide #17 1. Delinquency data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #18 1. Prepayment data sourced from Bloomberg, Intex and trustee/servicer data. Prime Jumbo excludes data prior to December 2022 due to materiality. Slide #19 1. Residential Credit secured recourse funding includes only financing and interest rate hedges related to, or allocated to, the Residential Credit portfolio. Data does not include outstanding financings or derivatives related to, or allocated to, the Agency RMBS portfolio or the Residential Origination segment. 2. Excludes capped floating rate financing of $155 million. Slide #20 1. MSR financing receivables represent the contractual right to receive cash flows associated with MSRs through a structured transaction and related financing arrangement. In these arrangements, a licensed servicer holds legal title to the MSRs and is responsible for performing all servicing activities, while the Company provides financing or capital support and, in return, receives the economic benefits of an excess servicing spread and related servicing cash flows, net of any fees and costs to service the loans. Slide #21 1. Unaudited total debt related to third-party managed loans and real estate. Excludes total debt related to loans owned by the Company and discretionary credit funds. Data is sourced and reconciled to monthly mortgage loan servicer detail which is subject to subsequent adjustment and reconciliations. 2. Inception period begins February 2013. Endnotes, continued 32

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Slide #23 1. Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. Slide #25 1. As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income-generating activities. 2. Non-cash amortization of intangibles and depreciation expenses related to acquisitions. 3. Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations. Slide #27 1. Primarily interest income on cash and cash equivalents from our Investment Portfolio and Residential Origination segments and interest income from investment in MSR financing receivables. Slide #28 1. Interest-earning assets at amortized cost. 2. Interest includes periodic interest on derivatives, net. 3. These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period. 4. This table excludes interest-bearing assets and liabilities of our Residential Origination segment. Our Residential Origination segment includes average assets of $719 million, average liabilities of $674 million, interest income of $14 million, interest expense of $10 million, and net interest income of $4 million. 5. The average balance amount represents committed capital by us during the period. Average Yield has been normalized for one-time EPO payments received during the quarter. Slide #29 1. Investment portfolio figures exclude (i) real estate owned and forward settling transactions, and (ii) assets and liabilities allocable to the Residential Origination segment. 2. Non-Agency RMBS amortized cost is net of allowance for credit losses. 3. Carried at amortized cost. 4. Agency Pass-through net assets excludes cash reserves and initial margin related to our interest rate hedges and other cash amounts allocated to the Agency MBS portfolio. Endnotes, continued 33

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .